Exhibit 99.1

MEDIA RELEASE

Leading Proxy Advisory Firm Glass Lewis Recommends AmTrust Stockholders Vote “FOR” Proposed
Going-Private Transaction

Company Comments on ISS Report

NEW YORK, May 25, 2018 -- AmTrust Financial Services, Inc. (Nasdaq: AFSI) (the "Company" or "AmTrust") today announced that leading independent proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) has recommended that AmTrust stockholders vote “FOR” the Company’s previously announced merger agreement at the Special Meeting of Stockholders on June 4, 2018. Under the terms of the merger agreement, Evergreen Parent, L.P. will acquire for $13.50 per share in cash the approximately 45% of the Company's shares of common stock that the Karfunkel-Zyskind Family and certain of its affiliates and related parties do not already own or control, subject to regulatory approval and other closing conditions.

In its May 24, 2018 report, Glass Lewis acknowledged that the value achieved in the going-private transaction represents the highest and most certain value available for public stockholders:1

“Given the rigor of these negotiations and the need to offer Stone Point concessions to accept the deal at $13.50 per share, as well as the absence of any increased offer since Icahn's public involvement in the stock, it does not appear likely that the special committee could extract a higher price.”

“The purchase price falls above or within the valuation ranges derived in the advisor’s comparable companies, precedent transactions and dividend discount analyses. The exit price also represents what is, in our view, an attractive premium to the unaffected trading price of AmTrust shares and falls well above the average closing share price over the one-month and three-month periods trailing announcement of the initial offer.”

Regarding the independent and rigorous process that the Special Committee of the AmTrust Board of Directors took in evaluating the going-private proposal, Glass Lewis stated:

“The Company indicates the special committee was given free range in its negotiations with the Stone Point and the KZ Family and to consider potential alternatives on behalf of unaffiliated shareholders before unanimously approving the proposed transaction agreement. In this case, we believe generally reasonable measures have been taken to safeguard the interests of unaffiliated shareholders in the transaction proceedings. In particular, we note that the proposed transaction agreement includes a "majority of the minority" vote requirement, which we believe serves an important role in protecting the interests of minority shareholders in related-party transactions.”

The Glass Lewis report also highlights the continued business risk facing the Company and the transfer of these risks to the buyer group as a result of this transaction:

“As it stands, we do not believe Icahn has proposed a clear or credible plan to achieve the valuation range indicated in its presentation to shareholders and we note that this valuation reflects the long-term view of the Company’s potential without discounting for the risks and uncertainties associated with achieving that potential.”

“On the other hand, the Special Committee Case Projections also do not capture the potential downside associated with a possible ratings downgrade. We see that the proposed consideration falls well above the fair value range derived in a version of the dividend discount analysis prepared by the advisor for reference purposes only that utilizes a downside case prepared by management that is intended to reflect the negative consequences of a ratings downgrade to the Company’s insurance business ($5.19 to $7.10).”

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1 Permission to use quotations herein neither sought nor obtained

AmTrust issued the following statement regarding the reports recently issued by proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis:

We are pleased that Glass Lewis recognizes the significant, certain cash value that will be delivered to AmTrust’s public stockholders as a result of this transaction and that Glass Lewis supports the recommendation from the Board’s independent Special Committee that AmTrust stockholders vote “FOR” the proposed merger. However, we strongly believe that ISS reached the wrong conclusion in failing to recommend that AmTrust stockholders vote “FOR” the proposed merger.

Despite significant actions taken, the underperformance of AmTrust’s stock shows that the public markets are not accepting of the Company's business risks. The going private transaction eliminates these risks for public stockholders and maximizes the value of their shares. It is the culmination of an independent process overseen by a Special Committee composed solely of independent directors. The Special Committee was assisted by independent financial and legal advisors, which were carefully and promptly selected following interviews with several firms. The Special Committee considered a wide range of alternatives to determine whether greater value to the merger could be achieved and unanimously determined that the merger delivers the highest value to public stockholders. The leverage the Special Committee had in negotiating the transaction was its ability to reject this or any other transaction, not simply open the process as ISS has suggested.

The merger provides immediate liquidity at a significant premium to AmTrust’s public stockholders. The $13.50 per share cash offer represents a 33% premium to AmTrust’s unaffected stock price and a 10% increase in value over the buyer group’s initial cash proposal following intense negotiations by the Special Committee. Notably, Evergreen Parent has communicated to the Company that they are not willing to consider any other transaction, and no price increases are available.

Absent this transaction, independent industry analysts agree with the Board's assessment that the value of AmTrust's shares is likely to decline and to continue trading at depressed levels given the challenges facing the Company and its majority ownership structure. AmTrust stockholders are faced with a choice: vote for the transaction and the certain, maximum value it provides, or continue to endure the underperformance and business risks that market trends indicate public stockholders do not want.

The AmTrust Board believes the choice is clear and continues to unanimously recommend that stockholders follow the Glass Lewis recommendation and vote “FOR” the proposed transaction.

As it relates to the establishment of the record date, AmTrust noted the record date was set and announced in accordance with applicable NASDAQ rules and law. The Company conducted a broker search 20 business days before the record date as required by SEC rules, and thus the record date would have been available to market participants through “a simple phone call,” as acknowledged by ISS.

AmTrust stockholders who have questions or need assistance in voting their shares, please contact AmTrust's solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
Call Toll-Free (800) 322-2885
Email: Amtrust@mackenziepartners.com

About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated "A" (Excellent) by A.M. Best. AmTrust is included in the Fortune 500 list of largest companies. For more information about AmTrust visit www.amtrustfinancial.com.

Forward Looking Statements
This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as "anticipate," "intend," "plan," "believe," "estimate," "expect," or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including as a result of any downgrade in the A.M. Best Financial Strength Rating of the Company’s insurance subsidiaries below “A”, which risk may be heightened due to the fact that such ratings are currently “under review with negative implications” and that the Company has previously disclosed material weaknesses in its internal controls over financial reporting, the inability to obtain the requisite stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the merger, the amount of the costs, fees, expenses and charges related to the merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, changes in tax laws, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, our ability to timely and effectively remediate the material weakness in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, access to public markets to raise debt or equity capital, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, any inability to keep pace with technological advances, heightened competition, changes in pricing environments, changes in asset valuations and the results of legal proceedings. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or MacKenzie Partners, Inc., the Company’s proxy solicitor.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as amended on Form 10-K/A filed with the SEC on April 23, 2018. A more complete description is available in the proxy statement on Schedule 14A filed with the SEC on May 4, 2018. You may obtain free copies of these documents as described in the preceding paragraph.

Contacts

AmTrust Financial Services
Chaya Cooperberg
Chief Communications Officer & SVP Corporate Affairs
chaya.cooperberg@amtrustgroup.com
(646) 458-3332

Jisoo Suh
Director of Investor Relations
jisoo.suh@amtrustgroup.com
(646) 458-3367

Hunter Hoffmann
Global Director of Public Relations
Hunter.Hoffmann@amtrustgroup.com
(646) 458-3362